UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2022 (November 4, 2022)

EvoAir Holdings Inc.

(Exact name of registrant as specified in Charter)

Nevada	98-1353613	8713
(State or other jurisdiction of incorporation or organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

333-228161

(Commission File Number)

EvoAir Holdings Inc.

31-A2, Jalan 5/23A

6 ½ Miles off Jalan Kepong

52000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

+603 6243 3379

(Registrant’s telephone number)

Unex Holdings Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	UNEX	OTC Markets – Pink Sheet

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 15, 2022, EvoAir Holdings Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Articles of Incorporation with Nevada’s Secretary of State to change the name of the Company from Unex Holdings Inc. to EvoAir Holdings Inc. (the “Name Change”), and the Name Change became market effective on November 4, 2022. The Name Change was approved by the Board of Directors of the Company and the holders of a majority of the issued and outstanding shares of common stock of the Company. The Company has also requested to change its OTC ticker symbol, which is currently pending approval. Pursuant to the Name Change, the Company’s CUSIP for its common stock will remain the same.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EvoAir Holdings Inc.

Date: November 7, 2022	By:	/s/ Low Wai Koon
Low Wai Koon
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

3